Exhibit 10.2

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into as of June 25, 2018, among Hennessy Capital Acquisition Corp. III, a Delaware corporation (the “Company”), Hennessy Capital Partners III LLC, a Delaware limited liability company (“HCP”), and J.F. Lehman & Company, LLC, a Delaware limited liability company (“JFL”).

WHEREAS, concurrently with the execution of this Agreement, the Company and JFL-NRC-SES Partners, LLC, a Delaware limited liability company (the “Seller”), are entering into a Purchase Agreement, dated as of the date hereof (as may be amended or supplemented from time to time, the “Purchase Agreement”), pursuant to which the Seller will sell to the Company, and the Company will acquire from the Seller, all of the issued and outstanding membership interests of NRC Group Holdings, LLC, a Delaware limited liability company (“NRC”), on the terms and subject to the conditions set forth therein (the “Acquisition”, and the consummation of the Acquisition in accordance with the Purchase Agreement, the “Acquisition Closing”); and

WHEREAS, capitalized terms used and not otherwise defined herein are defined in the Purchase Agreement and shall have the meanings given to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1. Subscription. At any time prior to the close of business on the date that is ten Business Days prior to the scheduled Acquisition Closing date, JFL or one or more of its affiliated investment funds may, by written notice to the Company and HCP, elect to:

(a) subscribe for and purchase from the Company 300,000 shares of the Company’s 7.00% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), for a per share price of $97.00; and

(b) (i) subscribe for and purchase from the Company 1,951,220 shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), for a per share price of $10.25 (the “Base Per-Share Price”) and (ii) acquire from HCP the applicable HCP Transfer Shares for no additional consideration. “HCP Transfer Shares” means the number of shares as necessary for the Net Per-Share Price to equal $9.75. The “Net Per-Share Price” means the Common Shares multiplied by the Base Per-Share Price and divided by the sum of the Common Shares and the HCP Transfer Shares.

If JFL or any of its affiliates elects to subscribe for the Preferred Shares and Common Shares pursuant to this Section 1, the parties hereto will execute definitive agreements on terms and conditions that are consistent with this Agreement and that are otherwise no less favorable to JFL than any agreements entered into by the Company or Sponsor in respect of the Preferred Offering and the Common Offering.

2. Registration Rights.

(a) At the Acquisition Closing, the Company and JFL, or one or more of its affiliated investment funds, shall enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree to (i) as soon as reasonably practicable within sixty (60) days after the Acquisition Closing, but in no event later than ninety (90) days following the Acquisition Closing, file a shelf registration statement to register the resale of the equity securities purchased pursuant to this Agreement (including the Common Shares into which the Preferred Shares may be converted (the “Underlying Common Shares”)) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder and applicable state securities laws, (ii) use its reasonable best efforts to cause such registration statement (the “Registration Statement”) to become effective as promptly thereafter as practicable, but in any event not later than one hundred eighty (180) days after the Acquisition Closing if the Company receives comments to the Registration Statement from the staff of the U.S. Securities and Exchange Commission (“SEC Comments”) or one hundred twenty (120) days after the Acquisition Closing if the Company does not receive SEC Comments and (iii) provide JFL, or one or more of its affiliated investment funds, and certain other investors in the Company’s equity securities with customary demand rights and piggyback registration rights. The Registration Rights Agreement shall also include such additional terms and conditions as are customary and reasonably satisfactory to the Company and JFL, or one or more of its affiliated investment funds.

(b) None of the equity securities purchased pursuant to this Agreement (including the Underlying Common Shares) may be directly or indirectly transferred, disposed of or otherwise monetized in any manner whatsoever, except pursuant to a registration statement or in a transaction that is exempt from the registration requirements of the Securities Act and applicable state securities laws.

3. Representations and Warranties. Each party hereto hereby represents and warrants to the other parties as follows:

(a) Such party has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Party have been duly authorized by all necessary actions on the part of such Party. This Agreement, assuming due authorization, execution and delivery hereof by other parties hereto, constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

(b) No filing with, or notification to, any Governmental Authority and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by such party and the consummation by such party of the transactions contemplated hereby.

(c) None of the execution and delivery of this Agreement by such party, the consummation by such party of the transactions contemplated hereby or compliance by such party with any of the provisions hereof shall (i) conflict with or result in any breach of the organizational documents of such party, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which such party is a party or by which such party or any of its assets may be bound or (iii) violate any applicable order, writ, injunction, decree, law, statute, rule or regulation of any Governmental Authority, except for any of the foregoing as would not reasonably be expected to impair such party’s ability to perform its obligations under this Agreement in any material respect.

4. Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Purchase Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Agreement or (c) the Termination Date; provided, that nothing herein shall relieve any party from liability for any willful breach hereof prior to the time of termination, and each party shall be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.

5. Notices. All notices or other communications, including service of process, required or permitted hereunder shall be in writing and shall be deemed given or delivered and received on the earliest of (a) the day when delivered, if delivered personally, (b) one Business Day after deposit with a nationally-recognized courier or overnight service such as Federal Express (or upon any earlier receipt confirmed in writing by such service), (c) five Business Days after mailing via U.S. certified mail, return receipt requested, or (d) the date sent, with no mail undeliverable or other rejection notice, if sent by email, in each case addressed as follows:

If to the Company or HCP, to:

Hennessy Capital Acquisition Corp. III
3485 North Pines Way,
Suite 110
Wilson, Wyoming 83014
Attention: Daniel J. Hennessy and Kevin Charlton
Email: dhennessy@hennessycapllc.com and kcharlton@hennessycapllc.com with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn
Chicago, Illinois 60603
Attention: Jeffrey N. Smith and Dirk W. Andringa
Email: jnsmith@sidley.com and dandringa@sidley.com

and to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Stuart Neuhauser and Joshua N. Englard
Email: neuhauser@egsllp.com and jenglard@egsllp.com

If to JFL:

J.F. Lehman & Company, LLC
110 East 59th Street, 27th Floor
New York, New York 10022
Attention: C. Alexander Harman, Glenn M. Shor and David L. Rattner
Email: cah@jflpartners.com, gms@jflpartners.com, and dlr@jflpartners.com with a copy (which shall not constitute notice) to:

Jones Day
2727 North Harwood Street
Dallas, Texas 75201
Attention: Alain Dermarkar and Giles Elliott
Email: adermarkar@jonesday.com and gpelliott@jonesday.com

and to such other address or addressee as any such Party has specified by prior written notice to the other Party in accordance with this Section 5

6. Miscellaneous.

(a) No party hereto may assign its rights or obligations hereunder without the express written consent of the other parties hereto, provided, however, that JFL may assign all or a portion of its rights hereto to any investment affiliates of JFL.

(b) This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

(c) This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(d) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(e) If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(f) This Agreement may be executed in two or more counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(g) This Agreement and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(h) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE Court of Chancery of the State of Delaware, Delaware state court and the United States District Court for the District of Delaware SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 5 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6(h).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

HENNESSY CAPITAL ACQUISITION CORP. III

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Chairman of the Board and
Chief Executive Officer

HENNESSY CAPITAL PARTNERS III LLC
a Delaware limited liability company
By: Hennessy Capital LLC, its managing member

By:	/s/ Daniel J. Hennessy
Name:	Daniel J. Hennessy
Title:	Managing Member

J.F. LEHMAN & COMPANY, LLC

By:	/s/ C. Alexander Harman
Name:	C. Alexander Harman
Title:	Managing Member